EXHIBIT 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors

Arena Resources, Inc.

As independent certified public accountants, we hereby consent to the use of our report dated January 20, 2004, with respect to the financial statements of Arena Resources, Inc., in the Registration Statement on Form SB-2 relating to the registration of 3,000,000 shares of common stock. We also consent to the use of our name and the reference to us in the Experts section of the Registration Statement.

HANSEN, BARNETT & MAXWELL

Salt Lake City, Utah

March 11, 2004